Exhibit (a)(27)    Biographical Notes regarding the future Rio Tinto Alcan Executive Management, dated October 10, 2007

Future Rio Tinto Alcan Executive Management Biographical Notes (as of October 10, 2007)

Richard B. Evans

President, Chief Executive Officer and Director, Alcan Inc. since 2006

•        Executive VP, Chief Operating Officer (2005)

•        Executive VP, multiple business groups (1997-2005)

•        Director, Bowater Incorporated, International Aluminium Institute

Jacynthe Côté

Senior Vice President, Alcan Inc., and President and Chief Executive Officer, Alcan Bauxite and Alumina since 2005

•        VP, HR and EHS, Alcan Primary Metal (2003)

•        VP, Business Planning and Development, Alcan Primary Metal (2000)

•        Works Manager, Alcan Primary Metal, Beauharnois (1996), Lynemouth (1999)

Steve Hodgson

Managing Director, Rio Tinto Diamonds since July 2006

•        Managing Director, Alumina Division, RUSAL (2004)

•        Managing Director, Sales and Marketing, RUSAL (2002)

•        General Manager, Sales & Marketing, Comalco Smelting (1999)

Christel Bories

Senior Vice President, Alcan Inc., and President and Chief Executive Officer, Alcan Engineered Products since 2006

•        President and CEO, Alcan Packaging (2003)

•        Senior Executive VP, Packaging Sector, Pechiney (1999)

•        Executive VP, Strategy and Control, Pechiney (1998)

Ilene Gordon

Senior Vice President, Alcan Inc., and President and Chief Executive Officer, Alcan Packaging since 2006

•        President, Alcan Food Packaging Americas (2004)

•        President, Pechiney Plastic Packaging, Inc. (1999)

•        VP and General Manager, Tenneco Packaging's Folding Carton Business (1997)

1

CEO: Chief Executive Officer

VP: Vice President

HR: Human Resources

EHS: Environment, Health and Safety, now EHS FIRST

Phillip Strachan

Chief Financial Officer, Rio Tinto Aluminium since 2000

•        General Manager, Finance, Rio Tinto Indonesia (1996)

•        General Manager, Project & Structured Finance, CRA Finance (1995)

•        Manager, Project & Structured Finance, CRA Finance (1992)

Jean-Christophe Deslarzes

Senior Vice President, Human Resources, Alcan Inc. since 2006

•        VP, HR and EHS, for multiple Alcan business groups (Packaging, Rolled Products Europe, Aluminium Fabrication Europe) (2001-2006)

•        VP, HR and Administration, Alusuisse Aluminium Valais Ltd. (1998)

Corey Copeland

Senior Vice President, Investor and Corporate Relations, Alcan Inc. since March 2007

•        Vice President, Investor Relations, Alcan Inc. (2002)

•        Vice President, Corporate Affairs, Rio Algom Limited (1997)

2

CEO: Chief Executive Officer

VP: Vice President

HR: Human Resources

EHS: Environment, Health and Safety, now EHS FIRST